UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2009

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000
(Address of principal executive office, including zip code)

423.855.0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

         On November 2, 2009, CBL & Associates Properties, Inc. (the “Company”) announced that its operating partnership, CBL & Associates Limited Partnership (the “Operating Partnership”), extended and modified its $560.0 million credit facility, of which Wells Fargo Bank NA serves as administrative agent for the lender group, maintaining 100% lending capacity.  The facility’s maturity date was previously August 27, 2011 (assuming exercise of the remaining one-year extension option).  The facility’s current maturity date is August 27, 2011, with an option to extend the maturity date to April 28, 2014 (subject to continued compliance with the terms of the facility).  The modification requires that this previously unsecured line of credit will be converted to a fully secured facility over the new term.  The conversion includes drawing available amounts under the facility to retire property-specific mortgage loans as they mature.  The unencumbered properties will then be used as collateral to secure the credit facility.

The interest rate on the facility was modified to bear interest at an annual rate equal to the one-month, three-month, or six-month London Interbank Offered Rate (“LIBOR”) (at the Operating Partnership’s option) plus a spread that increases over the facility’s term, commencing with a spread of 75 to 120 basis points (depending upon the Operating Partnership’s leverage ratio) through August 27, 2010, a spread of 145 to 190 basis points through August 27, 2011 and increasing thereafter to 325 to 425 basis points until maturity, with LIBOR subject to a minimum of 1.50% for periods commencing on or after January 1, 2010.

The Operating Partnership paid aggregate fees of approximately $6.7 million in connection with the extension and modification of the credit facility and is required to pay an annual fee of 35 basis points, to be paid quarterly, based upon any unused commitment.  The Operating Partnership must pay a one-time extension fee of 1.067% of the total credit facility commitment should it exercise its option to extend the maturity date to April 28, 2014.

The agreement to the credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios and minimum net worth requirements. The agreement to the credit facility contains default provisions customary for transactions of this nature (with applicable customary grace periods), and also contains cross-default provisions in the event (i) there is a default in the payment of any indebtedness owed by the Operating Partnership to any institution which is a part of the lender group for the credit facility, or (ii) there is any other type of default with respect to any indebtedness owed by the Operating Partnership to any institution which is a part of the lender group for the credit facility and such lender accelerates the payment of the indebtedness owed to it as a result of such default.  The credit facility agreement provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under this credit facility and those facilities with which this agreement references cross-default provisions may be accelerated and the lenders’ commitments may be terminated.
The agreement to the credit facility and the Company’s press release regarding its execution are attached as Exhibits hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At a meeting held on November 2, 2009, the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”) approved the actions described below affecting the compensation of the following three individuals who currently qualify as “named executive officers” of the Company pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K:

Name:	Title:
Charles B. Lebovitz	Chairman of the Board and Chief Executive Officer
John N. Foy	Vice Chairman of the Board, Chief Financial Officer and Treasurer
Stephen D. Lebovitz	Director, President and Secretary

The Compensation Committee decided to maintain 2010 Base Salaries for the Company’s named executive officers at 2009 levels.  Accordingly, the 2010 Base Salary levels for the Company’s named executive officers will be the same as those reflected for the current year in the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders (the “2009 Proxy Statement”).

Charles B. Lebovitz and John N. Foy are parties to deferred compensation agreements issued under the Company’s Amended and Restated Stock Incentive Plan, as amended (the “Stock Incentive Plan”), pursuant to which the amounts representing annual increases over their base salaries since 1995 have been paid in quarterly installments in the form of the Company’s Common Stock rather than cash.  With respect to both of these officers, the Compensation Committee approved the termination of such arrangements, effective December 31, 2009.

Additionally, the Compensation Committee approved the annual bonus compensation that each of the named executive officers could receive for performance during the 2009 fiscal year, based on the performance factors similar to those used in determining bonuses in prior years for each such officer as described in the 2009 Proxy Statement.  Management also recommended that these bonuses, like those of all other Company employees, be subject to a 50% reduction in light of current economic conditions and the Company’s ongoing cost containment policies, and the Compensation Committee agreed with management’s recommendation.  After reflecting these reductions, the fiscal 2009 bonuses approved for each of the named executive officers were as follows: Charles B. Lebovitz – $337,500; John N. Foy – $ 337,500 and Stephen D. Lebovitz – $337,500.

Item 9.01   Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit
Number                          Description

10.12.6	Second Amended and Restated Credit Agreement by and among the Operating Partnership and the Company, and Wells Fargo Bank, National Association, et al., dated as of November 2, 2009

99.1	Press Release – CBL Closes Extension and Modification of Full $560 Million Revolving Credit Facility

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
                                                                    John N. Foy
                                             Vice Chairman, Chief Financial Officer
                    and Treasurer

Date: November 5, 2009